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                                                                      EXHIBIT 21

                              NEWPORT CORPORATION
                           Subsidiaries of Registrant




Name of Subsidiary                            State or Country of Incorporation
------------------                            ---------------------------------

Micro-Controle Benelux S.A.                   Belgium

Newport Domestic International
  Sales Corporation                           California

Newport European Distribution Company         California

Newport Government Systems, Inc.              California

Newport Instruments Canada Corporation        Canada

Micro-Controle Creuse S.A.                    France

MC Holding S.A.                               France

Micro-Controle S.A.                           France

Micro-Controle GmbH                           Germany

Newport GmbH                                  Germany

Micro-Controle Italia S.r.l.                  Italy

Newport BV                                    Netherlands

Klinger Scientific Corporation                New York

Newport Instruments AG                        Switzerland

Micro-Controle Holdings Ltd.                  United Kingdom

Micro-Controle Ltd.                           United Kingdom

Micro-Controle UK Ltd.                        United Kingdom

Newport Ltd.                                  United Kingdom

Newport Foreign Sales Corporation             U.S. Virgin Islands